Exhibit 10.37

FIRST NIAGARA BANK
NONQUALIFIED DEFERRED COMPENSATION PLAN
(Adopted November 4, 2014, effective as of January 1, 2015)
ARTICLE 1
ADOPTION, PURPOSE & EFFECTIVE DATE

Section 1.1    Adoption and Purpose. First Niagara Bank, N.A. (the “Bank”) herby establishes this First Niagara Bank Nonqualified Deferred Compensation Plan (together with the applicable Election Materials, the “Plan”). The purpose of the Plan is to assist the Bank and its Affiliates in attracting and retaining highly qualified individuals to provide services to the Bank and its Affiliates, and to provide those individuals with a deferred compensation benefit.

Section 1.2     Effective Date. The Plan was adopted by the Compensation Committee of the Board of Directors of First Niagara Financial Group, Inc. (the “First Niagara Board”) and the Compensation Committee of the Board of Directors of the Bank (the “Bank Board”) on November 4, 2014, and is effective for Compensation earned on or after January 1, 2015 (the “Effective Date”).

ARTICLE 2
DEFINITIONS

Section 2.1    Definitions. As used in the Plan, the following terms will have the respective meanings set forth below, and other capitalized terms used in the Plan will have the respective meanings given such capitalized terms in the Plan:

(a)    “Account” means, with respect to a Participant, the hypothetical bookkeeping account established in the name of the Participant and maintained by the Committee to reflect the Compensation Deferrals by the Participant and any Employer Contributions made by the Company for the benefit of the Participant, and as adjusted to reflect the applicable hypothetical earnings, other adjustments, withdrawals and distributions.

(b)    “Affiliate” means any business entity other than the Bank that is required to be aggregated with the Bank pursuant to Section 409A.

(c)    “Beneficiary” means, with respect to a Participant, the person or persons so designated by the Participant in accordance with Article 7.

(d)    “Class Year Account” means, with respect to a specific Plan Year, the aggregate amount credited to a Participant’s Account for that Plan Year, and as adjusted to reflect the applicable hypothetical earnings, other adjustments, withdrawals and distributions. For recordkeeping purposes, two or more of a Participant’s Class Year Accounts with the same time and form of payment may be aggregated and treated as one Class Year Account.

(e)    “Change in Control” means:

(i)any acquisition or series of acquisitions by any Person other than First Niagara, the Bank or any of their Affiliates, any employee benefit plan of First Niagara, the Bank or any of their Affiliates, or any Person holding common shares of First Niagara or the Bank for or pursuant to the terms of such an employee benefit plan, that results in that Person becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of First Niagara or the Bank, representing 30% or more of either the then outstanding shares of the common stock of First Niagara or the Bank, as applicable (“Outstanding Common Stock”), or the combined voting power of First Niagara’s or the Bank’s then outstanding securities entitled to then vote generally in the election of its directors (“Outstanding Voting Securities”), except that any such acquisition of Outstanding Common Stock or Outstanding Voting Securities will not constitute a Change in Control while that Person does not exercise the voting power of its Outstanding Common Stock or otherwise exercise control with respect to any matter concerning or affecting First Niagara, the Bank or any of their Affiliates, or Outstanding Voting Securities, and promptly sells, transfers, assigns or otherwise disposes of that number of shares of Outstanding Common Stock necessary to reduce its beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the Outstanding Common Stock to below 30%;

(ii)at the time when, during any period not longer than 24 consecutive months, the directors who at the beginning of that 24-month period constitute the Bank Board cease for any reason to constitute at least a majority of the Bank Board; provided, however, that for purposes of this Section 2.1(e)(ii), each director who is first elected by the Bank Board (or first nominated by the Bank Board for election by the stockholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the 24-month period will be deemed to have also been a director at the beginning of such 24-month period, excluding any director approved in connection with an actual or threatened proxy contest or any other actual or threatened solicitation of proxies;

(iii)at the time when, during any period not longer than 24 consecutive months, the directors who at the beginning of that 24-month period constitute the Board of Directors of First Niagara cease for any reason to constitute at least a majority of the First Niagara Board; provided, however, that for purposes of this Section 2.1(e)(iii), each director who is first elected by the First Niagara Board (or first nominated by the First Niagara Board for election by the stockholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the 24-month period will be deemed to have also been a director at the beginning of such 24-month period, excluding any director approved in connection with an actual or threatened proxy contest or any other actual or threatened solicitation of proxies; or

(iv)the approval by the stockholders of First Niagara or the Bank of:

(A)a dissolution or liquidation of First Niagara or the Bank;

(B)a sale of all or substantially all of the assets or earning power of First Niagara or the Bank, respectively, taken as a whole (with the stock or other ownership interests of First Niagara or the Bank in any of their respective Affiliates constituting assets of First Niagara or the Bank, respectively, for this purpose) to a Person that is not an Affiliate of First Niagara or the Bank, respectively (for purposes of this subsection, “sale” means any change of ownership); or

(C)an agreement of First Niagara or the Bank to merge or consolidate or otherwise reorganize, with or into one or more Persons that are not Affiliates of First Niagara or the Bank, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after any such merger, consolidation or reorganization are, or will be, owned, directly or indirectly, by stockholders of First Niagara or the Bank, respectively, immediately before such merger, consolidation or reorganization (assuming for purposes of that determination that there is no change in the record ownership of First Niagara’s or the Bank’s securities, respectively, from the record date for that approval until that merger, consolidation or reorganization and that those record owners hold no securities of the other parties to that merger, consolidation or reorganization), but including in that determination any securities of the other parties to that merger, consolidation or reorganization held by Affiliates.

(f)    “Chief Executive Officer” means the Chief Executive Officer of the Bank (and shall include the Chief Executive Officer of First Niagara, if not the same person, as applicable).

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” means the Compensation Committee of the Bank Board, as well as any person or committee to whom the Committee has delegated authority pursuant to Article 8, and references in the Plan to “Committee” shall mean the person or committee to whom the Committee has so delegated authority with respect and to the extent of the authority delegated.

(i)    “Company” means the Bank and any Affiliate which offers the Plan to its Eligible Employees.

(j)    “Compensation” for a Plan Year means the items of compensation payable by the Company to an Eligible Employee with respect to his or her service to the Company that the Committee designates in the applicable Election Materials as eligible for deferral under the Plan for that Plan Year, which may include base salary, annual cash incentives, commissions and other types of compensation for services, as well as limits on the amount or percentage of each item of Compensation that may be deferred for that Plan Year. In addition, the Committee may specify different items of Compensation as eligible for deferral for a Plan Year for Eligible Employees who become eligible to participate in the Plan during the Plan Year and those for Eligible Employees who become eligible to participate in the Plan prior to the beginning of the Plan Year, as well as different limits on the amount or percentage of each item of Compensation that may be deferred by such different group of Eligible Employees.

(k)    “Compensation Deferrals” means the voluntary contributions of Compensation that Participants make to the Plan, as described in Section 4.1.

(l)    “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be considered to be permanently and totally disabled unless he or she furnishes proof of the existence of a Disability in such form and manner, and at such times, as the Committee may require.

(m)    “Election Form” means the form or forms provided by the Committee on which a Participant elects to defer Compensation or to make certain other designations under the Plan. The Committee shall determine the manner in which an Election Form must be filed, which may be on paper or via electronic means.

(n)    “Election Materials” for a Plan Year (or other period) means the materials governing the Compensation Deferrals for such Plan Year (or other period), which may specify the Eligible Employees for that Plan Year (or other period), the items of Compensation for such Plan Year (or other period) which an Eligible Employee may elect to defer and any other terms that the Committee determines to apply to the Compensation Deferrals for such Plan Year (or other period) which are consistent with the Plan and Section 409A. References to the “Election Materials” for a Plan Year (or other period) shall include the Election Form for that Plan Year (or other period).

(o)    “Eligible Employee” means, for any Plan Year (or applicable portion of any Plan Year), any person employed by the Company who is determined by the Committee to be a member of a select group of the Company’s management or highly compensated employees and is designated by the Committee as an Eligible Employee under the Plan.

(p)    “Employer Contribution” means an amount credited to a Participant’s Account under Section 4.3.

(q)    “Entry Date” with respect to an Eligible Employee who qualifies as “newly eligible” for purposes of Section 409A, means the 31st day following the date that the Eligible Employee became eligible to be a Participant in the Plan (with any election made by the Eligible Employee becoming irrevocable on the 30th day), and for all other Eligible Employees, means the January 1 following the date on which the Eligible Employee became eligible to participate in the Plan.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “First Niagara” means First Niagara Financial Group, Inc., the parent corporation of the Bank.

(t)    “Management Committee Member” means the Chief Executive Officer and the Eligible Employees who have been designated by the Chief Executive Officer as a member of the Company’s Management Committee.

(u)    “Participant” means any Eligible Employee participating in the Plan, a former Eligible Employee who participated in the Plan who has unpaid benefits under the Plan, or any Beneficiary or successor in interest to the foregoing.

(v)    “Person” has the meaning given that term in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Person described in and satisfying the conditions of Rule 13d-l(b)(1) of Section 13 of the Exchange Act.

(w)    “Plan Year” means the 12-month period ending on the December 31 of each year during which the Plan is in effect.

(x)    “Retirement Eligible” means (i) the Participant is both age 55 or older and has five or more Years of Service, and (ii) the sum of the Participant’s age and Years of Service on the date of the Participant’s Separation from Service is equal to or greater than 65. “Year of Service” means a continuous period of employment with the Company of 12 months. The Committee shall have the authority to specify how various breaks in service shall be treated for purposes of Years of Service, and to make exceptions or credit additional service to any Participant; provided, however, such exceptions or credited additional service may not be made if and to the extent that they would cause a violation of Section 409A; and provided further, the specification of how breaks in service are treated for purposes of Years of Service shall not affect whether and when a Participant has a Separation from Service, which determination must be made in accordance with Section 409A. In addition, the determination of Years of Service shall include prior service with entities acquired by the Company only if and to the extent credit for such prior service is or was provided for under the applicable merger or purchase agreement.

(y)    “Section 409A” means Section 409A of the Code, together with the Treasury Regulations promulgated and other official guidance issued thereunder.

(z)    “Separation from Service” means a “separation from service” within the meaning of Section 409A.

(aa)    “Trust” means a trust established pursuant to Article 11.

(bb)    “Trustee” means the trustee of the Trust, if any.

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

Section 3.1    Requirements. Each Eligible Employee shall be eligible to become a Participant on his or her Entry Date, to the extent permissible under Section 409A. No individual shall become a Participant with respect to Compensation Deferrals, however, if he or she is not an Eligible Employee on, or if he or she has not submitted the Election Form required by the Plan before, the Entry Date. In order to participate in the Plan with respect to Compensation Deferrals, an otherwise Eligible Employee must submit an Election Form at such time and in such manner as may be required by Section 4.1 and by the Committee, and must agree to make Compensation Deferrals as provided in Article 4.

Section 3.2    Effect of Re-employment. If a Participant who has a Separation from Service is subsequently re-employed by the Company, he or she shall become a Participant only in accordance with the provisions of Section

3.1. If a Participant resumes employment within the same Plan Year as his or her Separation from Service, the Participant’s original election will continue in effect for Compensation earned during that same Plan Year after the Participant’s re-employment pursuant to the Participant’s Election Form for that Plan Year in effect at the time of the Separation from Service earlier in that Plan Year. Nothing herein affects the applicability of the Participant’s Election Form filed before his Separation from Service to Compensation earned before his or her Separation from Service.

ARTICLE 4
CONTRIBUTION AND PAYMENT ELECTIONS

Section 4.1    Participant Compensation Deferrals.

(a)In accordance with any rules established by the Committee from time to time, a Participant may elect to defer a percentage or specified dollar amount of his or her Compensation to be earned by the Participant for a specified Plan Year. The Committee may specify the items of Compensation eligible for deferral for a Plan Year and set a maximum percentage or amount of Compensation that a Participant may elect to defer for a Plan Year. Amounts so deferred will be considered a Participant’s Compensation Deferrals for the specified Plan Year, which shall be credited to the Participant’s Class Year Account for that Plan Year. A Participant must make a separate election for each Plan Year to defer Compensation for that Plan Year.

(b)A Participant may make an election with respect to a coming Plan Year during the period beginning on such date as may be established by the Committee and ending on such date as may be established by the Committee, which shall be no later than the December 31 preceding the Plan Year in which the services giving rise to the Compensation to be deferred are to be performed.

(c)Notwithstanding Section 4.1(b), in the case of the first Plan Year in which an Eligible Employee initially becomes eligible to participate in the Plan (or again becomes eligible after having been ineligible for at least 24 months), if and to the extent permitted by the Committee, the Eligible Employee may make an irrevocable election, no later than the day before his or her Entry Date, to defer eligible Compensation earned on or after the Entry Date. In determining whether an Eligible Employee is able to make a deferral election within 30 days pursuant to this Section 4.1, the plan aggregation rules of Section 409A shall apply such that an Eligible Employee cannot use the 30-day election rule provided by this subsection if he or she participates in another elective account balance plan of the Company, or within the last 24 months was eligible to participate in such an arrangement.

(d)The Participant’s Compensation Deferral election shall be irrevocable as of the December 31 preceding the Plan Year in which the services giving rise to the Compensation to be deferred are to be performed, or as of the day before the Participant’s Entry Date in the case of a newly Eligible Employee electing within 30 days of eligibility. Notwithstanding the preceding, a Participant’s Compensation Deferral election may be cancelled as permitted under Section 409A upon the “disability” of the Participant, the occurrence of an “unforeseeable emergency” with respect to the Participant or the occurrence of a hardship distribution by the Company to the Participant pursuant to Section 1.401(k)-1(d)(3) of the Treasury Regulations. For purposes of this Section 4.1(d) only, “disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months. “Unforeseeable emergency” shall have the meaning given such term by Section 1.409A-3(i)(3) of the Treasury Regulations.

(e)Notwithstanding Section 4.1(b) and Section 4.1(d), for items of Compensation other than base salary or annual incentives and for which Section 409A allows or requires a special timing of the deferral election, the Committee may provide for the deferral of any such item of Compensation and when such election shall become irrevocable in a manner permissible under Section 409A and as set forth in the Election Materials applicable to such item of Compensation.

(f)A Participant shall at all times be fully vested in amounts credited to his or her Account in respect of Compensation Deferrals.

Section 4.2    Time and Form of Payment for Class Year Accounts.

(a)    At the time the Participant makes a Compensation Deferral election pursuant to Section 4.1 for a Plan Year, the Participant may select a fixed payment date which meets the requirements of Section 4.2(b) (a “Fixed Payment Date”), or may select that (1) Separation from Service or (2) a specified number of years following Separation from Service, not to exceed 10 years, be used to determine the payment or commencement of payment of the Class Year Account established with respect to the Compensation Deferral for that Plan Year. At the same time, the Participant also shall specify whether such Class Year Account will be paid in (1) a lump sum, or (2) a specified number of substantially equal annual installments, not to exceed 10 annual installments. The Participant may elect different payment timing and/or a different permissible form of payment with respect to each Class Year Account, provided that the Participant makes such election prior to the beginning of the Plan Year for which the Class Year Account is established (or before the Participant’s Entry Date in the case of eligibility for mid-year enrollment, as applicable). The Committee, in its discretion, shall have the authority to allow for subaccounts of Class Year Accounts with different specified times and forms of payment so long as the time and form of each subaccount of a Class Year Account satisfies the requirements of this Section 4.2.

(b)    A Fixed Payment Date elected by a Participant must be a March or a September of a specified calendar year which (1) can be no later than the calendar year in which the Participant attains age 75 and (2) can be no earlier than January 1 of the sixth calendar year after the Plan Year to which the Class Year Account relates.

(c)    If a Participant elected to be paid in substantially equal annual installments for a Class Year Account, each installment payment shall be determined by multiplying the balance of the Class Year Account by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments to be paid. For example, if a Participant elected to be paid in five substantially equal annual installments, the first installment would be the balance of the Class Year Account multiplied by 1/5, and the second installment would be the new account balance multiplied by 1/4, etc. If any part of a payment under the Plan is to be in substantially equal annual installments, the total to be so paid shall continue to be deemed to be invested pursuant to Article 5 under such procedures as the Committee may establish, in which case any deemed income, gain, loss or expense or tax allocable thereto (as determined by the Committee, in its discretion) shall be reflected in the installment payments, using such method for the calculation of the installments as the Committee shall reasonably determine.

Section 4.3    Discretionary Company Contributions. In its sole discretion, the Committee may credit an Employer Contribution to an Account for an Eligible Employee or a Participant other than an Eligible Employee or Participant who is a Management Committee Member. At the time of such crediting, the Committee may specify a vesting schedule and the time and form of payment for such Employer Contribution; provided, however, in the event of the death or Disability of a Participant or a Change in Control, any unvested Employer Contributions shall become fully vested upon the Participant’s death or Disability or the date of the Change in Control. If the Committee does not specify a vesting schedule for an Employer Contribution, the Employer Contribution shall be fully vested at the time it is credited. If the Committee does not specify a time and form of payment for an Employer Contribution, then the Employer Contribution will be governed by the Participant’s election for the Class Year Account which relates to the year for which the Employer Contribution is credited, or if none, then such Employer Contribution shall be payable in a lump sum in the March or September immediately following the six-month anniversary of the Participant’s Separation from Service. Employer Contributions may not be credited to any Account for a Management Committee Member. For the Eligible Employees to whom Employer Contributions may be made, the Employer Contributions need not be made to all Eligible Employees, and the crediting of the Employer Contributions need not be uniform among the Eligible Employees receiving such credits.

ARTICLE 5
ALLOCATION OF FUNDS

Section 5.1    Separate Accounts. A separate bookkeeping account under the Plan shall be established and maintained by the Committee to reflect the Account for each Participant.

Section 5.2    Deemed Investment. The Committee shall establish from time to time the hypothetical investment(s) made available under the Plan, from time to time for purposes of valuing Accounts (each, an “Investment”). At any time, the Committee may, in its discretion, add one or more additional Investments under the Plan. In addition, the Committee, in its sole discretion, may discontinue any Investment at any time, and provide for the portions of Participants’ Accounts designated to the discontinued Investment to be reallocated to another Investment. While a Participant’s Account does not represent the Participant’s ownership of, or any ownership interest in, any particular assets, the Participant’s Accounts shall be adjusted in accordance with the Investment(s), subject to the conditions and procedures set forth herein or established by the Committee from time to time. Any notional cash earnings generated under an Investment (such as interest and cash dividends and distributions) shall, at the Committee’s sole discretion, either be deemed to be reinvested in that Investment or reinvested in one or more other Investment(s) designated by the Committee. All notional acquisitions and dispositions of Investments under a Participant’s Account shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant’s Account shall be adjusted accordingly. In addition, a Participant’s Account may be adjusted from time to time, in accordance with procedures and practices established by the Committee, in its sole discretion, to reflect any notional transactional costs and other fees and expenses relating to the deemed investment, disposition or carrying of any Investment for the Participant’s Account. Subject to the terms of the Plan and applicable laws, the Committee may allow Participants to designate how they would prefer their respective Accounts be deemed to be invested among the Investments made available by the Committee, subject to any limitations, operating rules and procedures as may be required by the Committee of its designated agents from time to time; provided, however, the Committee shall have the authority to specify an allocation of all or a portion of any Participant’s Account among one or more Investments different from the allocation designated by the Participant, in which case the designation by the Committee shall control. If Participants are allowed to designate how they would prefer their respective Accounts be deemed to be invested and one of the Investments made available relates to the stock of First Niagara, the Committee shall adopt such administrative procedures and limitations on the ability of Participants to allocate Accounts to or out of such Investment as the Committee determines necessary or advisable to avoid a violation of Section 16 of the Exchange Act or other applicable laws.

Section 5.3    Expenses and Taxes. Expenses associated with the administration or operation of the Plan, unless paid by the Company in its sole discretion, and any taxes allocable to an Account which are payable prior to the distribution of the Account, shall be charged against the appropriate Participant’s Account.

ARTICLE 6
DISTRIBUTION OF BENEFITS

Section 6.1    Amount. A Participant (or his or her Beneficiary) shall become entitled to receive, on or about the date or dates determined in accordance with Article 4, a distribution (or commencement of distributions) in an aggregate amount equal to the Participant’s Class Year Account(s) and any other amounts credited to the Participant’s Account with respect to any vested Employer Contributions; unless the Committee provides otherwise, any unvested Employer Contributions shall be forfeited. If a Trust has been established pursuant to Article 11 and amounts deposited to the Trust as a source for the payment of Plan benefits, payments to Participants may be made by the Trust instead of the Company, but any payment due from the Trust which is not paid by the Trust will be paid by the Company from its general assets.

Section 6.2    Medium, Time and Form of Payment.

(a)    All payments under the Plan shall be made in cash. Except as otherwise provided in the Plan (for example, with respect to payments made prior to Retirement Eligibility or following a Participant’s death), a Participant’s vested Class Year Accounts will each be paid at the time elected (or deemed elected) by the Participant for such Class Year Account and in the form of payment elected (or deemed elected) by the Participant for such Class Year Account, and any vested amounts credited to the Participant’s Account with respect to any Employer Contributions will be paid at the time(s) and in the form(s) described in Section 4.3.

(b)    For a Class Year Account for which the Participant has elected payment be made or commence on a Fixed Payment Date, if the Fixed Payment Date occurs before the date of the Participant’s Separation from Service, payment of such Class Year Account shall be made or commence on such Fixed Payment Date, with any subsequent annual installments on the respective anniversaries of the Fixed Payment Date. Notwithstanding the foregoing, if the Participant has a Separation from Service after the Fixed Payment Date and before the payment date of all subsequent annual installments, and the Participant is not Retirement Eligible on the date of his or her Separation from Service, all unpaid subsequent annual installments as of the date of the Participant’s Separation from Service shall be paid in a lump sum in the March or September immediately following the six-month anniversary of the Participant’s Separation from Service.

(c)    Payments with timing based on Separation from Service will be made or commence in the March or September immediately following the six-month anniversary of the Participant’s Separation from Service (or if the Participant elected for payment to be made or commence a specified number of years following Separation from Service, payment shall be made or commence in the March or September immediately following the six-month and specified number of years anniversary of the Participant’s Separation from Service), and any subsequent installments will be made in the same March or September each year thereafter. Notwithstanding the foregoing, if the Participant is not Retirement Eligible on the date of his or her Separation from Service, then regardless of the Participant’s elections, the Participant’s entire Account will be paid in a lump sum in the March or September immediately following the six-month anniversary of the Participant’s Separation from Service.

Section 6.3    Effect of Participant Death. In the event a Participant dies before such Participant’s distribution has begun or has been paid in full, any unpaid portion of such Participant’s vested Account shall be paid to the Beneficiary designated by the Participant pursuant to Section 7.1, or if no beneficiary has been designated, the Participant’s surviving spouse, or if the Participant does not have a surviving spouse, then to the Participant’s estate. Such unpaid portion shall be paid in a lump sum distribution to the Participant’s designated Beneficiary (or surviving spouse or estate, if applicable) in the year following the year in which the Participant’s death occurs.

Section 6.4    Accelerations. The Committee, in its sole discretion (without any direct or indirect election on the part of any Participant), may accelerate a distribution under the Plan to the extent permitted under Section 409A, including, but not limited to, making payments necessary to comply with a domestic relations order, payments necessary to comply with certain conflict of interest rules, and certain de minimis payments related to the Participant’s termination of his or her interest in the Plan.

Section 6.5    Delays. If the Committee reasonably anticipates that any payment scheduled to be made under the Plan would jeopardize the ability of the Company to continue as a going concern if paid as scheduled, then the Committee may direct the Committee to defer that payment, provided the Committee treats payments to all similarly situated Participants on a reasonably consistent basis. In addition, the Committee may, in its sole discretion, delay a payment upon such other events and conditions as the IRS may prescribe, provided the Committee treats payments to all similarly situated Participants on a reasonably consistent basis. Any amounts deferred pursuant to this Section 6.5 shall continue to be credited or debited on the books of the Company with additional amounts in accordance with Article 5 until paid. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary or estate (in the event of the Participant’s death) at the earliest possible date on which the Committee reasonably anticipates that such violation or material harm would be avoided or as otherwise prescribed by the IRS.

ARTICLE 7
BENEFICIARIES; MISSING PARTICIPANTS AND BENEFICIARIES

Section 7.1    Designation of Beneficiaries.

(a)    Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed with the Committee in such manner as the Committee may direct during the Participant’s lifetime. In the case of a married Participant in a community property state or a Participant with a domestic partner in a state which grants community property rights to such domestic partner, the Committee may require the consent of the spouse or domestic partner in order to honor a designation naming some other person as beneficiary.

(b)    In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Committee shall pay any such benefit payment to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Committee may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Committee, in its sole discretion, may distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Committee deems to be appropriate.

Section 7.2    Information to be Furnished By Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Committee’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Committee shall not be obliged to search for any Participant or Beneficiary beyond the sending of a letter by certified mail to such last known address. If the Committee notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Committee within 90 days of the latest date upon which the payment could have been timely made in accordance with the terms of the Plan and Section 409A (unless, if not paid, the Participant or Beneficiary takes further enforcement measures within 180 days after such latest date), then, except as otherwise required by law, the amount payable shall be deemed to be a forfeiture. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Committee nor the Company shall be liable to any person for any payment made in accordance with such law.

ARTICLE 8
ADMINISTRATION

Section 8.1    Committee. The Committee shall administer the Plan. The Committee shall have the power and authority to delegate from time to time all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes under the Plan as if such action had been taken by the Committee. Further, the Committee may authorize one or more persons to execute any certificate or document on behalf of the Committee, in which event any person notified by the Committee of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Committee until such notified person shall have been notified of the revocation of such authority.

Section 8.2    Administrative Authority. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan; and to make the determinations with respect to the eligibility of any Eligible Employee to participate in the Plan, the items of Compensation eligible for deferral for a Plan Year (or other period), the vesting terms of any Employer Contributions, the Investment available under Article 5 and the crediting of Participants’ Accounts. Notwithstanding the foregoing, as specified by Section 4.3, the Committee may not credit an Employer Contribution to an Account for a Management Committee Member.

Section 8.3    Reliance on Specialized Advice or Service
. The Committee may appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons.
ARTICLE 9
CLAIMS PROCEDURE

Section 9.1    Claims Procedure. The claims procedure set forth in this Article 9 is the exclusive method of resolving disputes that arise under the Plan. A claimant must exhaust all of the claimant’s remedies under this Article 9 in order to be entitled to file a suit or arbitration claim that involves the Plan (including, but not limited to claims based on a benefit denial). A claimant has the right to be represented by someone else (such as an attorney) during the claims process if the claimant so desires, although such representation is not required.

Section 9.2    Initial Claim.

(a)    Written Claim. If a claimant wishes to assert a claim involving the Plan (including, but not limited to, a claim for benefits), the claimant must file a written claim with the Committee.

(b)    Notice of Denied Claim. If the Committee denies a claim in whole or in part, it will generally notify the claimant within 90 days after the claim is filed and state the reason for the denial, cite pertinent Plan provisions, indicate whether additional information is needed, and explain the claims review procedure and the time limits applicable, including a statement of the claimant’s right to file suit under Section 502(a) of ERISA if the claim is denied on review. In special circumstances, the Committee may extend the time to review the claim up to an additional 90 days, so long as the claimant is provided with written notice of the extension, the grounds for the extension, and the expected date upon which a decision will be rendered within the original review period.
Section 9.3    Claims Review.

(a)    Written Review Request. A claimant can submit to the Committee a written request for review of the initial decision within 60 days after the claimant received notice of the initial decision. The claimant may submit information, documents, and records in support of the review (regardless of whether included in the original claim), and may also submit comments in writing to the Committee explaining the claim. The Committee, in its sole discretion, may schedule a hearing if it determines that doing so would facilitate a full and fair review. The claimant will have the right reasonably to review and receive copies (free of charge) of any relevant documents or other materials upon request (provided that unless otherwise required by ERISA, the claimant’s rights shall be limited by applicable attorney-client privilege, attorney work-product privilege, and other applicable privilege rules). The claimant will be given a reasonable opportunity for a full and fair review of the initial decision.

(b)    Notice of Decision upon Review. The Committee will notify the claimant of its decision on the appeal within 60 days, or 120 days if special circumstances beyond the Committee’s control require an extension, in which case the claimant will be notified of the extension, the reason for that extension, and the expected date by which a decision will be rendered within the original review period. If the Committee denies the claim, in whole or in part, its notice will state the specific reasons for the denial; cite pertinent Plan provisions on which the denial is based; inform the claimant that the claimant is entitled, upon request and free of charge, reasonably to review and receive copies of relevant documents; and inform the claimant of the claimant’s right to bring suit under Section 502(a) of ERISA (subject to the relevant Plan’s arbitration clause) now that the claim has been denied on review.

Section 9.4    Burden of Proof. If a Participant, alternate payee or beneficiary asserts an entitlement to benefits based upon facts not contained in the Plan’s records, that individual will be required to provide satisfactory affirmative evidence of the asserted facts. The Committee has the sole and exclusive discretion to determine whether such evidence is satisfactory.

Section 9.5    Limitations Periods. No action may be commenced against any party after the earliest to occur of the following dates: the date that is 90 days after the date of the final denial of the appeal, or the date that is one year from the date a cause of action accrued, provided that a claim timely filed within one year from the date it originally accrued and timely appealed in the event of denial shall always be subject to the 90 day period. A cause of action is considered to have accrued when the person bringing the legal action knew, or in the exercise of reasonable diligence should have known, that the claim or legal position that is the subject of the action has been clearly repudiated, regardless of whether such person has filed a claim in accordance with this Article 9.

Section 9.6    Arbitration and Litigation. The Committee, a Participant, alternate payee or beneficiary will (to the extent permitted by ERISA), upon completion of the administrative claims process set forth in the Plan, have the right to compel binding arbitration with respect to any claim involving the Plan. In general, any such arbitration will be governed by the terms and conditions of the Bank’s employment claim arbitration policy, if any, to the extent such policy is consistent with the terms of the Plan. In the event that there is no such policy in effect, the process and procedure will be governed by the rules of the American Arbitration Association with respect to commercial transactions (subject to ERISA and the terms of the Plan). Claims may not be arbitrated or litigated on a class action basis or on bases involving claims brought in a representative capacity on behalf of any other similarly situated party. In addition, the arbitrator will be bound by the substantive terms of the Plan and ERISA (including, but not limited to, the standard of review required by ERISA, which requires the arbitrator to defer to the Committee and its factual findings and interpretations unless such findings and interpretations are arbitrary and capricious).
ARTICLE 10
AMENDMENT AND TERMINATION

Section 10.1    Right to Amend. Subject to Section 409A, the Bank, by action of the Committee, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest under the Plan shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a benefit amount accrued prior to the date of the amendment. The Committee also reserves the right to suspend the Plan at any time, for any given calendar year or otherwise; provided, however, that in the event of a suspension of the Plan, the Participants’ Account shall remain payable in accordance with the Participant’s payment elections and the terms of the Plan.

Section 10.2    Termination. The Company has no obligation to maintain the Plan for any length of time and the Committee may terminate the Plan at any time in a manner that complies with the requirements of Section 409A.

ARTICLE 11
TRUST AND TRUST FUNDING

Section 11.1    Trust. Subject to the limitations, if any, imposed under applicable law, the Bank, by action of the Committee, may establish a Trust to fund all or a portion of benefits under the Plan. The Trust is intended to be a “grantor trust” under the Code and the establishment of the Trust or the utilization of the Trust for Plan benefits, as applicable, is not intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

Section 11.2    Trust Funding. In its discretion and to the extent permissible under Section 409A, the Company may contribute to the Trust amounts in respect of Compensation Deferrals and any Employer Contributions. Such amounts will be subject to the claims of all bankruptcy or insolvency creditors of the Company as provided in the Trust agreement. No Participant will have any vested interest or secured or preferred position with respect to such funds or have any claims against the Company hereunder except as a general creditor.

Section 11.3    Change in Control. In the event of a Change in Control:

(a)    if a Trust was established by the Company prior to the Change in Control, then such Trust shall become irrevocable (if not so already) on the date of the Change in Control;

(b)    if a Trust was not established by the Company prior to the Change in Control, then the Company shall establish an irrevocable Trust within 15 days following the date of the Change in Control;

(c)    the Company shall contribute to the Trust (either the Trust existing on the date of the Change in Control or the Trust created as a result of the Change in Control) within 15 days following the date of the Change in Control, the amount necessary so that the aggregate value of the assets of the Trust (including any assets held by the Trust on the date of the Change in Control) equals or exceeds the aggregate value of the Accounts of all Participants as of the date of the Change in Control, including Compensation Deferrals deducted from Participants’ Compensation on or prior to the date of the Change in Control and Company Contributions made on or before the date of the Change in Control, and as adjusted to reflect the performance of the applicable Investments pursuant to Article 5 through the date of the Change in Control; and
(d)    the Company shall contribute to the Trust the amount of any Compensation Deferrals deducted from Participants’ Compensation after the date of the Change in Control pursuant to Participants’ elections in effect on the date of the Change in Control, which amounts shall be deposited with the Trust no later than five days following the date of which such amounts would otherwise have been paid to the Participants.

Section 11.4    Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of any Trust shall govern the rights of the Company, the Participants and the creditors of the Company to the assets of any Trust.

ARTICLE 12
MISCELLANEOUS

Section 12.1    Liability. Except for their own gross negligence or willful misconduct, neither the Company nor any of its Affiliates, nor the members of their boards of directors, nor the Committee, nor any officer, employee or agent thereof will be liable to anyone for any act or omission in the course of the administration of the Plan, and the Company will indemnify such persons against any liability incurred in connection with the Plan, except for any liability arising from their own gross negligence or willful misconduct.

Section 12.2    Tax Withholding. All payments required to be made to a Participant under the Plan will be subject to the withholding of federal, state and local income, employment and other taxes as the Committee may reasonably determine it should withhold pursuant to applicable laws.

Section 12.3    Status of Plan. The Plan is intended to be (a) a plan that is not qualified within the meaning of Section 401(a) of the Code and (b) a plan that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and Plan will be administered and interpreted to the extent possible in a manner consistent with that intent. The compensation and benefits under the Plan will be unfunded, and all amounts required to be paid by the Company under the Plan will be paid when due directly by the Company from the Company’s general assets.

Section 12.4    No Guaranty of Employment. Nothing in the Plan will be construed as granting any Participant a right to continued employment or other service with the Company, or to interfere with the right of the Company to discipline or discharge the Participant at any time.

Section 12.5    Captions. The captions of the articles, sections and subsections of the Plan are for convenience only and will not control or affect the meaning or construction of any of its provisions.

Section 12.6    Governing Law. To the extent not pre-empted by ERISA, the Plan will be construed and interpreted according to the internal laws of the State of New York without regard to its conflicts of laws principles.

Section 12.7    Validity. In case any provision of the Plan is illegal or invalid for any reason, said illegality or invalidity will not affect the remaining parts of the Plan, but the Plan will be construed and enforced as if such illegal or invalid provision had never been inserted herein.

Section 12.8    Effect of Regulatory Actions. Any actions by the Company or any other person under the Plan must comply with the law, including regulations and other interpretive action, of the Federal Deposit Insurance Act, Federal Deposit Insurance Corporation, or other entities that supervise any of their activities. Specifically, any payments to a Participant, whether pursuant to the Plan or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

Section 12.9    Spendthrift Provision. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, subject to Section 409A, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

Section 12.10    Section 409A Compliance. The compensation and benefits under the Plan are intended to comply with the requirements of Section 409A, and the Plan will be administered and interpreted consistent with such intent. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan are exempt from or comply with Section 409A, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A. References to “termination of employment” and similar terms used in the Plan or any Election Materials shall mean a “separation from service” within the meaning of Section 409A. Each installment payment payable to a Participant under the Plan shall be treated as a separate payment for purposes of Section 409A.

*    *    *    *    *
The undersigned officer of First Niagara Financial Group, Inc. and First Niagara Bank, N.A., hereby certifies this document to be a true and complete copy of the Plan, as adopted by the respective Compensation Committees of their Board of Directors on November 4, 2014.

November 4, 2014
Kate White
SVP, Managing Director Human Resources